UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2009, the Compensation Committee of the Smithfield Foods, Inc. (the “Company”) Board of Directors awarded stock options and/or performance share units to certain executive officers, including the six named executive officers, under the Company’s 2008 Incentive Compensation Plan (the “2008 Plan”).  The Compensation Committee also approved a performance-based cash award for one executive officer under the 2008 Plan.  A summary of these awards is set forth in Exhibit 99.1.  The form of stock option award and the form of performance share unit award are attached hereto as Exhibits 10.1 and 10.2, respectively.

The foregoing description is not complete and is qualified in its entirety by reference to Exhibits 10.1, 10.2 and 99.1 and each of those exhibits is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Smithfield Foods, Inc. 2008 Incentive Compensation Plan Stock Option Award.

10.2	Form of Smithfield Foods, Inc. 2008 Incentive Compensation Plan Performance Share Unit Award for fiscal 2010.

99.1	Summary of certain Compensation Committee actions, effective July 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: July 10, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 10.1	Form of Smithfield Foods, Inc. 2008 Incentive Compensation Plan Stock Option Award.

Exhibit 10.2	Form of Smithfield Foods, Inc. 2008 Incentive Compensation Plan Performance Share Unit Award for fiscal 2010.

Exhibit 99.1	Summary of certain Compensation Committee actions, effective July 6, 2009.